Amendment No. 2 to Distribution Agreement

This Amendment No.2, dated as of June 13, 2012, to the Distribution Agreement (this “Amendment”), by and between WisdomTree Trust a Delaware business trust having its principal office and place of business at 380 Madison Avenue, 21st Floor, New York, New York 10017 (“WisdomTree”), and ALPS Distributors, Inc., a Colorado corporation, having its principal office and place of business at 1290 Broadway, Suite 1100, Denver, Colorado 80203 (the “ALPS”).

WHEREAS, WisdomTree and ALPS entered into a Distribution Agreement dated as of November 1, 2011, and as amended March 2, 2012, and as in effect prior to giving effect to this Amendment (the “Agreement”); and

WHEREAS, WisdomTree and ALPS wish to amend the provisions of the Agreement to reflect changes to Exhibit A of the Agreement.

NOW, THEREFORE, the parties hereby agree to amend the Agreement as follows:

1.        The parties hereto agree to delete the current Exhibit A to the Agreement in its entirety and replace it with a new Exhibit A attached hereto and incorporated by reference herein.

2.        Except as specifically set forth herein, all other provisions of the Agreement shall remain in full force and effect. Any items not herein defined shall have the meaning ascribed to them in the Agreement.

IN WITNESS WHEREOF, the parties have executed this Amendment as of the day and year first above written.

WISDOM TREE TRUST		ALPS DISTRIBUTORS, INC.

By:	/s/ Jonathan Steinberg	By:	/s/ Thomas A. Carter
Name: Jonathan Steinberg		Name: Thomas A. Carter
Title: President		Title: President

EXHIBIT A

WisdomTree Asia Local Debt Fund

WisdomTree Asia-Pacific ex-Japan Fund

WisdomTree Australia Dividend Fund

WisdomTree Australia & New Zealand Debt Fund

WisdomTree China Dividend ex-Financial Fund

WisdomTree Commodity Country Equity Fund

WisdomTree DEFA Equity Income Fund

WisdomTree DEFA Fund

WisdomTree Dividend ex-Financials Fund

WisdomTree Dreyfus Brazilian Real Fund

WisdomTree Dreyfus Chinese Yuan Fund

WisdomTree Dreyfus Commodity Currency Fund

WisdomTree Dreyfus Emerging Currency Fund

WisdomTree Dreyfus Indian Rupee Fund

WisdomTree Dreyfus Japanese Yen Fund

WisdomTree Dreyfus South African Rand Fund

WisdomTree Earnings 500 Fund

WisdomTree Emerging Markets Corporate Bond Fund

WisdomTree Emerging Markets Equity Income Fund

WisdomTree Emerging Markets Local Debt Fund

WisdomTree Emerging Markets SmallCap Dividend Fund

WisdomTree Equity Income Fund

WisdomTree Euro Debt Fund

WisdomTree Europe SmallCap Dividend Fund

WisdomTree Global Equity Income Fund

WisdomTree Global ex-U.S. Growth Fund

WisdomTree Global ex-U.S. Real Estate Fund

WisdomTree Global ex-U.S. Utility Fund

WisdomTree Global Natural Resources Fund

WisdomTree Global Real Return Fund

WisdomTree India Earnings Fund

WisdomTree International Dividend ex-Financials Fund

WisdomTree International Hedged Equity Fund

WisdomTree International LargeCap Dividend Fund

WisdomTree International MidCap Dividend Fund

WisdomTree International SmallCap Dividend Fund

WisdomTree Japan SmallCap Dividend Fund

WisdomTree Japan Total Dividend Fund

WisdomTree Managed Futures Strategy Fund

WisdomTree LargeCap Dividend Fund

WisdomTree LargeCap Growth Fund

WisdomTree LargeCap Value Fund

WisdomTree MidCap Dividend Fund

WisdomTree MidCap Earnings Fund

WisdomTree Middle East Dividend Fund

WisdomTree SmallCap Dividend Fund

WisdomTree SmallCap Earnings Fund

WisdomTree Total Dividend Fund

WisdomTree Total Earnings Fund